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                                                              EXHIBIT (a)(1)(iv)

                           Offer To Purchase For Cash
                         Any And All Of The Outstanding
              5% Convertible Subordinated Notes Due March 1, 2007
                                       of

                        Millennium Pharmaceuticals, Inc.
                 (Originally Issued by COR Therapeutics, Inc.)
                                Pursuant To The

                 Change In Control Notice And Offer To Purchase
                              Dated March 14, 2002
                    CUSIP Numbers: 217753 AC 6, 217753 AD 4*
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   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON
     MONDAY, APRIL 29, 2002, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY
                                APPLICABLE LAW.
                             ---------------------
                                                                  March 14, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been engaged by Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), to act as Dealer Manager in connection with Millennium's offer to purchase for cash any and all of its outstanding 5% Convertible Subordinated Notes Due March 1, 2007 (the "Notes") at the Repurchase Price described below, upon the terms and subject to the conditions set forth in the Change in Control Notice and Offer to Purchase, dated March 14, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, along with the Offer to Purchase, together with any amendments or supplements to such documents, collectively constitute the "Offer"). The Repurchase Price equals 100% of the principal amount of the Notes, plus interest accrued and unpaid through and including April 28, 2002. If the expiration date of the Offer is April 29, 2002, the repurchase price will equal $1,008.06 per $1,000 principal amount of Notes tendered. See the Offer to Purchase for definitions of capitalized terms used but not defined herein.

     Enclosed for your information and for forwarding to your clients for whose accounts you hold Notes registered in your name or in the name of your nominees are copies of the following documents:

     1. The Change in Control Notice and Offer to Purchase dated March 14, 2002.

     2. The Letter of Transmittal to tender Notes (for your use and for the information of your clients).

     3. A form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominees, with space provided for obtaining your clients' instructions with regard to the Offer.

     4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
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* The CUSIP numbers referenced above have been assigned by Standard & Poor's
  Corporation and are included solely for the convenience of holders of the Notes. Millennium, the Dealer Manager, the Paying Agent and the Trustee shall not be responsible for the selection or use of these CUSIP numbers, and no representation is made as to their correctness on the Notes or as indicated in any change in control notice, offer to purchase or letter of transmittal.
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     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE
THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON MONDAY, APRIL 29, 2002, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Notes, and any other required documents, should be sent to the Paying Agent, and certificates evidencing tendered Notes should be delivered or such Notes should be tendered by book-entry transfer and a Book-Entry Confirmation (as defined in the Offer to Purchase), to the Paying Agent, all in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

     No fees or commissions will be paid to brokers, dealers or any other persons (other than the Paying Agent and Dealer Manager listed below) for soliciting tenders of Notes pursuant to the Offer. Millennium will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Millennium will pay or cause to be paid any transfer taxes payable on the purchase of Notes pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect, to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Dealer Manager or the Paying Agent at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          MORGAN STANLEY & CO.
                                               Incorporated

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF MILLENNIUM, THE DEALER MANAGER, THE PAYING AGENT, THE TRUSTEE OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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